UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 7, 2024 (June 5, 2024)

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	New York Stock Exchange
2.550% Notes due 2026	WMT26	New York Stock Exchange
1.050% Notes due 2026	WMT26A	New York Stock Exchange
1.500% Notes due 2028	WMT28C	New York Stock Exchange
4.875% Notes due 2029	WMT29B	New York Stock Exchange
5.750% Notes due 2030	WMT30B	New York Stock Exchange
1.800% Notes due 2031	WMT31A	New York Stock Exchange
5.625% Notes due 2034	WMT34	New York Stock Exchange
5.250% Notes due 2035	WMT35A	New York Stock Exchange
4.875% Notes due 2039	WMT39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 5, 2024, Walmart Inc. (the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). As of the close of business on April 12, 2024, the record date for the Meeting, there were 8,059,794,418 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 7,330,831,364 (90.96%) shares of the Company’s common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 25, 2024. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	6,663,354,901	29,259,723	7,271,448	630,945,292
Timothy P. Flynn	6,618,260,758	74,656,594	6,968,720	630,945,292
Sarah J. Friar	6,665,365,190	27,840,620	6,680,262	630,945,292
Carla A. Harris	6,481,902,946	211,361,994	6,621,132	630,945,292
Thomas W. Horton	6,302,870,033	387,674,102	9,341,937	630,945,292
Marissa A. Mayer	6,562,440,282	130,712,998	6,732,792	630,945,292
C. Douglas McMillon	6,666,948,433	26,120,040	6,817,599	630,945,292
Brian Niccol	6,680,181,404	12,160,863	7,543,805	630,945,292
Gregory B. Penner	6,599,674,639	93,118,292	7,093,141	630,945,292
Randall L. Stephenson	6,519,772,179	172,900,670	7,213,223	630,945,292
Steuart L. Walton	6,662,209,809	30,956,536	6,719,727	630,945,292

Company Proposals
Advisory Vote to Approve Named Executive Officer Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 25, 2024. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
6,186,027,386	501,360,064	12,498,622	630,945,292
Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2025. The votes on this proposal were as follows:

For	Against	Abstain
7,200,820,178	121,712,575	8,298,611
There were no broker non-votes with respect to this proposal.
Shareholder Proposals
Pursuant to the advance notice requirement of the Company’s amended and restated bylaws, the Company’s shareholders voted upon and rejected a shareholder proposal concerning limitations on political contributions made by WALPAC. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,618	6,699,836,148	306	630,945,292
The Company’s shareholders voted upon and rejected a shareholder proposal requesting the publication of targets for transitioning from gestation crates in pork supply chain. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
837,664,219	5,828,630,107	33,591,746	630,945,292
Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a racial equity audit. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,030,165,512	5,643,611,334	26,109,226	630,945,292
Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting human rights impact assessments. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
773,568,285	5,860,715,147	65,602,640	630,945,292
The Company’s shareholders then voted upon and rejected a shareholder proposal to set compensation that optimizes portfolio value for Company shareholders. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
294,769,269	6,372,320,195	32,796,608	630,945,292
Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on respecting workforce civil liberties. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,377,887	6,642,249,593	26,258,592	630,945,292
The Company’s shareholders also voted upon and rejected a shareholder proposal requesting a review of workplace safety and violence. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,278,547,992	5,397,035,079	24,303,001	630,945,292
Finally, the Company’s shareholders then voted upon and rejected a shareholder proposal requesting a report on corporate financial sustainability. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
25,635,076	6,648,239,511	26,011,485	630,945,292

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 7, 2024

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance